                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

________________________________________________________________________________

                                   Form 8-K

                                CURRENT REPORT

    Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): December 22, 2000



                             PLANAR SYSTEMS, INC.
            (exact name of registrant as specified in its charter)


Oregon                                  0-23018                 93-0835396
(State or other jurisdiction of      (Commission              (IRS Employer
incorporation or organization)       File Number)          Identification No.)


1400 N.W. Compton Drive, Beaverton, Oregon                       97008
(Address of principal executive offices)                      (zip code)


       Registrant's telephone number, including area code: (503)690-1100

________________________________________________________________________________

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS
          ------------------------------------

     Pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 4, 2000 by and among Planar Systems, Inc., an Oregon corporation ("Planar"), Corona Acquisition Corporation, a California corporation and a wholly-owned subsidiary of Planar ("Sub"), AllBrite Technologies, Inc., a California corporation ("AllBrite") and the shareholders of AllBrite (the "Shareholders"), Sub was merged with and into AllBrite (the "Merger") effective as of December 22, 2000 (the "Effective Time"). As a result of the Merger, AllBrite became a wholly-owned subsidiary of Planar.

     At the Effective Time, the shares of capital stock of AllBrite outstanding immediately prior to the Effective Time were converted into and exchanged for a total of 941,840 shares of Planar common stock.

     The amount of the consideration paid in the Merger was determined through arms-length negotiations between Planar and representatives of the Shareholders. Prior to the date of the Merger Agreement, no material relationship existed between Planar and AllBrite or any of its affiliates, any director or officer of Planar, or any associate of any such director or officer. In connection with the Merger, Planar entered into employment agreements with certain executive officers of AllBrite.

     It is expected that the acquisition of AllBrite will constitute a tax-free reorganization for federal income tax purposes. The transaction is expected to be accounted for as a pooling of interests transaction.

     In connection with the Merger, Planar, AllBrite and the Shareholders entered into a Shareholders Agreement which, among other things, requires Planar to file a shelf registration statement on Form S-3 under the Securities Act of 1933 with respect to the Planar common stock issued in the Merger not later than March 12, 2001, and to maintain such registration statement in effect for three months.

     Prior to the merger AllBrite was a privately held company that manufactured sunlight viewable displays and ticketing stations for point of sale applications. AllBrite's customers have been mostly large corporations that manufacture ATM machines and transportation ticketing equipment. Planar intends to continue operating the existing business of AllBrite.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (a)  Financial Statements of Business Acquired.

          Not applicable.

          (b)  Pro Forma Financial Information

          Not applicable.

          (c)  Exhibits

          2.1 Agreement and Plan of Merger dated as of December 4, 2000 by and among Planar Systems, Inc., AllBrite Technologies, Inc., Corona Acquisition Corporation and certain Shareholders of AllBrite Technologies, Inc.

          2.2 First Amendment to Agreement and Plan of Merger dated as of December 11, 2000 by and among Planar Systems, Inc., AllBrite Technologies, Inc., Corona Acquisition Corporation and certain Shareholders of AllBrite Technologies, Inc.

          10.1 Shareholders Agreement dated as of December 4, 2000 by and among Planar Systems, Inc., AllBrite Technologies, Inc. and the Shareholders of AllBrite Technologies, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on January 8, 2001.


                              PLANAR SYSTEMS, INC.
                              (Registrant)



                              /s/ Steve Buhaly
                              ------------------------------
                              Steve Buhaly
                              Vice President and
                              Chief Financial Officer